UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 15, 2018

QUADRANT 4 SYSTEM CORPORATION
(Exact name of Registrant as Specified in its Charter)

Illinois	33-42498	65-0254624
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10300 W. Charleston Blvd. Suite 13-312, Las Vegas, NV	89135
(Address of Principal Executive Offices)	(Zip Code)

(855) 995-7367
Registrant’s telephone number, including area code
1501 E. Woodfield Road, Suite 205 S
Schaumburg, IL 60173
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230. 405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.          Entry Into a Material Definitive Agreement.

As previously reported by Quadrant 4 System Corporation (the “Company”), the Company filed a voluntary petition for relief commencing a case under Chapter 11 of the United States Bankruptcy Code, 11 U.S.C. 101 et seq. (the “Bankruptcy Code”), designated as Case Number 17-19689 (the “Chapter 11 Case”) in the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division (the “Bankruptcy Court”).  Since that time, the Company has operated as debtor-in-possession under the Bankruptcy Code.  The Company, with the assistance of its restructuring consulting firm and its investment banker, has successfully identified purchasers for the majority of its business operations and assets. The Company’s sole remaining assets are the Residual Assets (defined below) and certain potential causes of action.

TriZetto License Agreement.

Among the assets of the QHIX Healthcare Platform are the Company’s rights as licensor under that certain Source Code License and Services Agreement (the “License Agreement”) entered into on or about March 2, 2016, between the Company and TriZetto Corporation, now known as Cognizant TriZetto Software Group, Inc. (“TriZetto”).  Pursuant to the License Agreement, the Company granted TriZetto a license to use certain software products (the “Licenses”) and agreed to provide certain related services to TriZetto.  In exchange, TriZetto agreed to, among other things, pay a royalty and other fees to the Company.  The License Agreement provided that royalties are payable to the Company only if TriZetto is making use of the Licenses, with a theoretical maximum royalty of $90,000,000. However, TriZetto and the Company have had protracted material disagreements with respect to the License Agreement, including as to whether any royalties are in fact due to the Company.

Management determined that the Company’s ability to service the License Agreement was becoming compromised, due to a lack of staffing and financial resources, and the Company and its advisors began exploring a settlement and buy-down with TriZetto in September 2017.  Management also determined that achievement of the theoretical maximum royalty was unlikely, and that there was a real possibility of receiving no royalty payments at all.  As of mid-January 2018, the Company had not received any bids for any of the assets of the QHIX Healthcare Platform which included the License Agreement, in bulk or piecemeal, despite having granted approximately 25 potential bidders and their advisors access to due diligence information.

On January 16, 2018, the Company filed with the Bankruptcy Court a motion to approve the Company’s entry into a Modification Agreement with TriZetto, whereby TriZetto would retain the Licenses, retain limited exclusivity in the target market, and accelerate royalty payments, and the Company would retain the rights to the underlying source code and the ability to grant licenses to third parties outside of the target market (the “Modification Agreement”).  The material terms of the Modification Agreement include the following: (a) all payments of royalties due to the Company by TriZetto shall be accelerated and replaced in their entirety by an absolute, irrevocable and unconditional obligation to pay to the Company the sum of $10,000,000, in full (subject to certain setoff rights of TriZetto with respect to the final $500,000), no later than January 15, 2021, on the installment schedule detailed more fully in the Modification Agreement; (b) except as expressly provided in the Modification Agreement, neither the Company nor TriZetto shall have any further obligations under the License Agreement; and (c) the parties shall release all existing claims against each other.

The official committee of unsecured creditors in the Chapter 11 Case (the “Committee”) and BIP Lender LLC (“BIP”), the Company’s junior secured creditor, raised various objections to the Company’s entry into the Modification Agreement, which were subsequently withdrawn.  On February 7, 2018, the Bankruptcy Court entered an order authorizing the Company’s entry into the Modification Agreement (the “Modification Order”), and the Company and TriZetto then executed the agreement effective as of January 15, 2018.

The first two installments due under the Modification Agreement, totaling $3,000,000, were received on February 16, 2018. Those proceeds were applied in the following amounts: $800,000 to BMO Harris Bank, N.A. (“BMO”), the Company’s senior secured creditor; $500,000 held in trust by the Company’s bankruptcy counsel pending reconciliation of any amounts due by the Company to First Tek Services Private Limited under the Company’s letter agreement with First Tek; $100,000 to BIP; $100,000 for the Committee (which amount is currently held in trust by the Company’s bankruptcy counsel at the direction of the Committee’s counsel); $150,000 to Robert Steele for his services in connection with the transaction, pursuant to a key employee payment order approved by the Bankruptcy Court; and $100,000 to Livingstone Partners, LLC, the Company’s investment banker, for its Bankruptcy Court-approved commission for marketing of the assets and assisting with the transaction underlying the Modification Agreement.  The balance, $1,250,000, was retained by the Company as debtor-in-possession for continued funding of the Chapter 11 Case through the anticipated confirmation of a plan of liquidation.

The foregoing description of the terms of the Modification Agreement does not purport to be a complete description of all of terms of the Modification Agreement and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached to Exhibit 2.1 to this report and incorporated herein by reference.

Residual Assets Sale

Following months of marketing efforts, on February 12, 2018, the Company filed with the Bankruptcy Court a motion (the “Residual Assets Sale Motion”) to, among other things, approve the sale of its remaining operating assets, namely its remaining rights under the License Agreement; its Quadrant 4 Healthcare Business Unit (QHIX) and EmpowHR products, technology and commercial businesses; and licenses as to the QHIX and EmpowHR business (collectively, the “Residual Assets”), to BIP pursuant to a Settlement and Asset Purchase Agreement dated on or about February 12, 2018 (the “Residual Assets APA”). BIP is the Company’s junior secured lender holding a claim upon the Petition Date against the Company and its wholly-owned subsidiary, Stratitude, Inc., in excess of $5 million. The Residual Assets APA provides for a $1 million purchase price for the Residual Assets in the form of a credit bid from BIP.  The Residual Assets Sale Motion is supported by BMO and the Committee.

On February 26, 2018, the Bankruptcy Court entered an order in the Chapter 11 Case, which among other things, scheduled a sale hearing on the approval of the Residual Assets APA for March 20, 2018 at 11:00 a.m. Central Time. On March 21, 2018, the Bankruptcy Court entered an order approving the sale of such Residual Assets to BIP. The sale resulted in no cash proceeds to the Company.  Due to the lack of any offers or letters of intent for the Residual Assets having been received by the Company during the many months of prior marketing efforts by the Company and its professionals, there was no competitive bidding process held.

Throughout the Chapter 11 Case, and continuing to date, the Company’s objective has been to maximize the value of its assets for the benefit of all of the Company’s creditors, shareholders and other interested parties. These efforts continue with respect to all remaining assets in the bankruptcy estate, namely possible claims in favor of the Company. The Company is unable to predict the value of any such claims at this time, however management continues to believe that there will be insufficient proceeds, after payment of administrative expenses, sale expenses, secured creditors and unsecured creditors, to make distributions to its shareholders.

All filings in the Chapter 11 Case may be obtained from the Office of the Clerk of the U.S. Bankruptcy Court, 219 South Dearborn Street, Room 713, Chicago, Illinois 60604 or via its website (www.ilnb.uscourts.gov). Such information is not incorporated by reference into this report.

Item 1.03.          Bankruptcy or Receivership.

The disclosures set forth in Item 1.01 above are incorporated herein by reference.

Item 2.01.          Completion of Acquisition or Disposition of Assets.

The disclosures set forth in Item 1.01 above are incorporated herein by reference.

Item 5.02.          Compensatory Arrangements of Certain Officers.

The disclosures set forth in Item 1.01 above are incorporated herein by reference.

Item 9.01.          Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

2.1	Modification Agreement Order entered February 8, 2018

Forward-Looking Statements
This Current Report on Form 8-K contains certain statements that are “forward-looking statements.” Those statements may include statements regarding the intent, belief or current expectations of the Company or its officers with respect to the Company’s continued efforts to sell its remaining assets, among other matters. These forward-looking statements are based on a number of assumptions and currently available information, and are subject to a variety of risks and uncertainties. Although the Company believes that the assumptions on which the forward-looking statements contained herein are based are reasonable, any of those assumptions could prove to be inaccurate given the inherent uncertainties as to the occurrence or nonoccurrence of future events. There is no assurance that the forward-looking statements contained in this Current Report will prove to be accurate. The inclusion of a forward-looking statement herein should not be regarded as a representation by the Company that its objectives will be achieved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUADRANT 4 SYSTEM CORPORATION

By:	/s/ Robert Steele
Robert H. Steele, Chief Executive Officer

Date: April 2, 2018

Index to Exhibits
Exhibit No.	Description of Exhibit

2.1	Modification Agreement Order entered February 8, 2018